NUMBER

VF 2690

VILLAGE BANK

SHARES

SPECIMEN

Village Bank and Trust Financial Corp.

COMMON STOCK

COMMON STOCK

CUSIP 92705T 20 0

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $4.00 PAR VALUE, OF

CERTIFICATE OF STOCK

Village Bank and Trust Financial Corp. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation's Seal and the facsimile signatures of its duly authorized officers.

Dated:

Deborah M. Golding

CORPORATE SECRETARY

VILLAGE BANK AND TRUST FINANCIAL CORP.
CORPORATE SEAL
VIRGINIA

William G. Foster, Jr.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE